SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CALMAT, INC

          GABELLI INTERNATIONAL LTD
                                 1/04/99           16,000-           31.0000
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/04/99          130,000-           31.0000
               THE GABELLI EQUITY TRUST,INC.
                                 1/04/99          510,000-           31.0000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 1/04/99          100,000-           31.0000
               THE GABELLI CAPITAL ASSET FUND
                                 1/04/99           25,000-           31.0000
               THE GABELLI ABC FUND
                                 1/04/99           80,000-           31.0000
          GAMCO INVESTORS, INC.
                                 1/04/99          100,000-           31.0000
                                 1/04/99          311,000-           31.0000
          GABELLI ASSOCIATES LTD
                                 1/04/99           45,000-           31.0000
                                 1/04/99            2,000-           31.0000
          GABELLI ASSOCIATES FUND
                                 1/04/99          225,450-           31.0000
                                 1/04/99           19,500            30.9215
                                 1/04/99            2,000-           31.0000


          (1) THE TRANSACTIONS ON 1/04/99 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.